Exhibit 10.1
SEVENTH AMENDMENT TO CONTRACT FOR SALE
AND PURCHASE OF REAL PROPERTY
THIS SEVENTH AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY (this “Seventh Amendment”) is made and entered into as of the 18th day of August, 2021 (the “Effective Date”), by and among DART INDUSTRIES, INC., a Delaware corporation, DEERFIELD LAND CORPORATION, a Delaware corporation, TUPPERWARE U.S., INC., a Delaware corporation (collectively, “Seller”), and O’CONNOR MANAGEMENT LLC, a Delaware limited liability company (“Purchaser”).
WITNESSETH:
WHEREAS, Seller and Purchaser entered into that certain Contract for Sale and Purchase of Real Property dated as of May 11, 2020, relating to the purchase and sale of certain real property located in Osceola County, Florida and legally described on Exhibit “A” purportedly attached thereto and certain real property located in Orange County, Florida and legally described on Exhibit “B” purportedly attached thereto (the “Original Agreement”), as modified and amended by that certain First Amendment to Contract for Sale and Purchase of Real Property dated as of June 10, 2020 (the “First Amendment”); that certain Second Amendment to Contract for Sale and Purchase of Real Property dated as of July 15, 2020 (the “Second Amendment”); that certain Third Amendment to Contract for Sale and Purchase of Real Property dated as of July 22, 2020 (the “Third Amendment”); that certain Fourth Amendment to Contract for Sale and Purchase of Real Property dated as of October 30, 2020 (the “Fourth Amendment”); that certain Fifth Amendment to Contract for Sale and Purchase of Real Property dated as of February 12, 2021 (the “Fifth Amendment”); and that certain Sixth Amendment to Contract for Sale and Purchase of Real Property dated as of July 9, 2021 (the “Sixth Amendment”) (the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment shall be referred to herein as the “Agreement”); and
WHEREAS, Purchaser and Seller wish to ratify, modify and amend the terms of the Agreement in the manner set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the parties, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged and agreed by each of the parties, Seller and Purchaser do hereby covenant and agree as follows:
1.Recitals. Seller and Purchaser do hereby mutually represent and warrant that the foregoing recitals are true and correct, and said recitals are hereby ratified, confirmed, and incorporated into the body of this Seventh Amendment.

2.Defined Terms. Any capitalized terms utilized in this Seventh Amendment and which are not separately defined herein shall have the meaning ascribed thereto in the Agreement.
3.Ratification. Purchaser and Seller agree that the Agreement and, except for the terms and conditions which are modified and amended by this Seventh Amendment, the terms and conditions thereof, are hereby ratified by the parties hereto.
4.Purchase Price. The Phase III Purchase Price for the Phase III Property is hereby reduced from Forty-two Million Five Thousand Five Hundred Seventy-two and 68/100 Dollars ($42,005,572.68) to Thirty-Seven Million and No/10 Dollars ($37,000,000.00).
5.Notice to Proceed Deadline. The Notice to Proceed Deadline is hereby extended to September 1, 2021.
6.Deposits. As consideration for Seller’s agreement to execute this Seventh Amendment, Purchaser shall deliver to Escrow Agent no later than August 20, 2021, a “Fourth Additional Deposit” in the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00). Upon payment of the Fourth Additional Deposit, the entire Deposit of Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($3,750,000.00) shall be non-refundable except upon (i) the occurrence of any event described in Section 9 of the Fifth Amendment, as amended by the Sixth Amendment, that requires the payment of the Deposit to Purchaser, (ii) the occurrence of any event described in Section 10 of this Seventh Amendment that requires the payment of the Deposit to Purchaser, (iii) the occurrence of any event or circumstance described in Sections 8, 10, 11, 29(p) or 29(q) of the Original Agreement that requires the payment of the Deposit to Purchaser, or (iv) Purchaser failing to deliver the Notice to Proceed to Seller on or prior to the Notice to Proceed Deadline (as extended by this Seventh Amendment) (each, a “Deposit Refundability Event”).
7.Phase III Closing Date. The Phase III Closing Date is hereby extended from September 1, 2021, to September 20, 2021.
8.Deposit Refundability. In the event of the occurrence of a Deposit Refundability Event, Escrow Agent shall refund the entire $3,750,000.00 Deposit to Purchaser, and Purchaser and Seller shall have no further rights or obligations under the Agreement except those which expressly survive a termination of the Agreement. For clarification, the parties agree that in the event Purchaser fails to deliver the Notice to Proceed to Seller on or before 5:00 pm, Eastern Time, on the Notice to Proceed Deadline (as extended by this Seventh Amendment), then this Agreement shall automatically terminate at 5:01 pm, Eastern Time, on the Notice to Proceed Deadline (as extended by this Seventh Amendment), whereupon Escrow Agent shall refund the entire $3,750,000.00 Deposit to Purchaser and Purchaser and Seller shall have no further rights or obligations under the Agreement except those which expressly survive a termination of the Agreement.

9.Assignment of Land Use Rights. The Assignment and Assumption of Land Use Approvals and Development Rights executed by Seller (or any entity comprising Seller) at the

Phase III Closing shall (i) include, without limitation, an assignment to Buyer of all rights reserved by Seller in any allocation or similar agreements executed in connection with sales by Seller (or any entity comprising Seller) or their affiliates of properties in Osceola Corporate Center, and (ii) not contain any reservations of rights similar to those reserved to Seller (or any entity comprising Seller) in the Assignment and Assumption of Land Use Approvals and Development Rights executed at the Phase II Closing.
10.Modification to Fifth Amendment. Section 14 of the Fourth Amendment (as modified by Section 8 of the Fifth Amendment) is deleted and replaced with the following language: “Seller and Purchaser shall use good faith efforts to agree prior to the Notice to Proceed Deadline (as extended by this Seventh Amendment) on the forms of the License and the Assignment of Healthy Way Documents (as such terms are defined in the Fourth Amendment)). In the event that the parties, after using good faith efforts, are unable to agree on the forms of the above documents by the Notice to Proceed Deadline (as extended by this Seventh Amendment), then Purchaser shall have the right to terminate the Agreement upon notice to Seller and receive a refund of the Deposit.” The Second Additional Deposit (as defined in the Fifth Amendment), the Third Additional Deposit and the Fourth Additional Deposit shall be applied to the amounts due from Purchaser at the Phase III Closing in accordance with the terms and conditions of the Agreement. The parties confirm that the Lot 3 easement described in Section 8 of the Fifth Amendment is not a required Closing document.
11.Modification. Except as modified by this Seventh Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Seventh Amendment and the terms of the Agreement, the terms of this Seventh Amendment shall govern. Seller and Purchaser hereby agree that the Agreement, as amended by this Seventh Amendment, shall constitute a valid and binding contract between Seller and Purchaser.
12.Counterparts; Facsimile. This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. An electronic mail copy of this Seventh Amendment and any signatures hereon shall be considered for all purposes as originals.

[SIGNATURES APPEAR ON NEXT TWO PAGES]

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of the date and year first set forth above.
                    SELLER:
                    DART INDUSTRIES, INC,
a Delaware corporation

                    By: /s/ Keith S. Crowe
                    Print Name: Keith S. Crowe
                    Title: VP & Treasurer

                    TUPPERWARE U.S., INC,
a Delaware corporation

                    By: /s/ Keith S. Crowe
                    Print Name: Keith S. Crowe
                    Title: VP & Treasurer

                    DEERFIELD LAND CORPORATION,
a Delaware corporation

                    By: /s/ Thomas M. Roehlk
                    Print Name: Thomas M. Roehlk
                    Title: Vice President & Secretary

                    O’CONNOR LAND MANAGEMENT LLC,
a Delaware limited liability company

                    By: /s/ John O’Connor
                    Print Name: John O’Connor
                    Title: Senior Vice President

JOINDER OF ESCROW AGENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Escrow Agent hereby agrees to perform the duties required of it described in the Seventh Amendment to Contract for Sale and Purchase of Real Property to which this Joinder is attached.
ESCROW AGENT:
GREENBERG TRAURIG, P.A., a Florida
Professional Association

By: /s/ Alan C. Sheppard, Jr.
Print Name: Alan C. Sheppard, Jr.
Title: Shareholder

JOINDER
The undersigned (the “Guarantor”) executed a Joinder to the Original Agreement, the Third Amendment, and the Sixth Amendment (collectively, the “Agreement Joinder”) for the purpose of guaranteeing Seller’s indemnification obligations pursuant to the provisions of Section 28(c) of the Original Agreement (collectively, and as amended, the “Indemnity Obligations”). All initially capitalized terms not otherwise defined in this Joinder shall have the meanings ascribed to them in this Seventh Amendment.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby joins in the execution of this Seventh Amendment to evidence that it: (i) agrees and consents to the Seventh Amendment; and (ii) agrees and confirms that its guarantee of the Indemnity Obligations shall remain in effect pursuant to the terms and provisions of the Agreement, as amended by the Seventh Amendment.
GUARANTOR:
TUPPERWARE BRANDS CORPORATION, a
Delaware corporation

By: /s/ Keith S. Crowe
Print Name: Keith S. Crowe
Title: VP & Treasurer